Exhibit 99.1

Cycurion to Present at the H.C. Wainwright 27th Annual Global Investment Conference

NEW YORK, Sept. 02, 2025 (GLOBE NEWSWIRE) — Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a premier cybersecurity and IT solutions provider announces that its Chief Executive Officer, Kevin Kelly, and Chief Financial Officer, Alvin McCoy, will present a corporate overview at the H.C. Wainwright 27th Annual Global Investment Conference. The conference is being held from September 8 – 10, 2025 at the Lotte New York Palace Hotel.

Presentation Date:	September 5, 2025
Time:	Available on-demand starting at 7:00 AM Eastern Time
Webcast Link:	https://journey.ct.events/view/d7dd54b4-7737-4230-a323-684122dc0223

A live webcast of the presentation can be accessed on the investor relations section of Cycurion’s website. A replay of the webcast will be archived and available following the event for approximately 90 days.

Mr. Kelly and Mr. McCoy will be available for one-on-one meetings throughout the conference. To request a meeting and to register for the conference, click below:

https://hcwevents.com/annualconference/

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies, Cloudburst Security, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future.

More info: www.cycurion.com

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Many factors could cause Cycurion’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such factors could include, among others, those detailed in its Registration Statement on Form S-1 and in its Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in those filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and Cycurion does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Cycurion cannot assure that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Investor Relations Contact: Cycurion Investor Relations

ir@cycurion.com
(888) 341-6680

Media Relations Contact: Cycurion Communications

media@cycurion.com
(888) 341-6680